SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2016

Ember Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	033-13474-NY	01-3341552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 East 57th Street, 24th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 406-6243

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement

On June 22, 2016 we entered into a First Amendment to Distribution, License, and Supply Agreement (the “Amendment”) with Knight Therapeutics, Inc. (“Knight”). The Amendment expands the scope of our exclusive distributorship with Knight. Under the Amendment, the field for which Knight shall act as the exclusive distributor of our products has been expanded from the limited fields of osteoarthritis, chronic kidney disease and Alport Syndrome to include all approved human use indications. Further, the licensed products for which Knight will act as our exclusive distributor has been expanded to include all of our current and future products including BMP-7, MigralexTM, and ICX-RHY/VaveltaTM. Finally, the exclusively licensed territory for Knight has been expanded to include the Caribbean and Romania, in addition to the existing territories of Canada, Israel, Russia, and Sub-Saharan Africa.

Our agreement with Knight otherwise remains as set forth in the Distribution, License, and Supply Agreement filed as Exhibit 10.14 to our Current Report on Form 8-K filed February 3, 2016.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to Distribution, License, and Supply Agreement with Knight Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ember Therapeutics, Inc.

/s/ Joseph Hernandez

Joseph Hernandez
Executive Chairman

Date: July 13, 2016

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